Exhibit 16
Letter from Morgan & Company Item 304(a)
Effective Date: May 19, 2003


                                                           MORGAN & COMPANY
                                                           CHARTERED ACCOUNTANTS


June 17, 2003

Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Sailtech International, Inc.

Gentlemen:

Pursuant to the request of the above referenced Company, we affirm that:

         (1) We have read the Company's response to Item 4 of Form 8-K/A titled, Changes in Registrant's Certifying Accountant" dated June 17, 2003; and

         (2) We agree with the response.


Yours Truly,


/s/ Jim Phillips
----------------

Jim Philip, C.A.

MORGAN & COMPANY

JLP/nm

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